QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.74

BYLAWS

OF

MEDISCO PHARMACIES, INC.

1.     OFFICES.

        1.1.    PRINCIPAL OFFICES.    The Board of Directors shall fix the location of the principal executive office of the corporation at any place within or outside the State of California. If the principal executive office is located outside this State, and the corporation has one or more business offices in this State, the Board of Directors shall fix and designate a principal business office in the State of California.

        1.2.    OTHER OFFICES.    The Board of Directors may at any time establish branch or subordinate offices at any place or places where this corporation is qualified to do business.

2.     MEETING OF SHAREHOLDERS.

        2.1.    PLACE OF MEETINGS.    Meetings of shareholders shall be held at any place within or outside the State of California which may be designated by the Board of Directors. In the absence of any such designation, shareholders' meetings shall be held at the principal executive office of the corporation.

        2.2.    ANNUAL MEETINGS.    The annual meeting of shareholders shall be held each year on a date and at a time designated by the Board of Directors. The date so designated shall be within five (5) months after the end of the fiscal year of the corporation, and within fifteen (15) months after the last annual meeting. At each annual meeting directors shall be elected, and any other proper business may be transacted.

        2.3.    SPECIAL MEETINGS.

        (a)   A special meeting of the shareholders may be called at any time by the Board of Directors, by the Chairman of the Board, by the President, or by one or more shareholders holding shares in the aggregate entitled to cast not less than 10% of the votes at the meeting.

        (b)   If a special meeting is called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the time of such meeting and the general nature of the business proposed to be transacted, and shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the Chairman of the Board, the President, any Vice President or Secretary of the corporation. The officer receiving the request shall cause notice to be promptly given to the shareholders entitled to vote, in accordance with the provisions of Sections 2.4 and 2.5 of these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the person or persons requesting the meeting may give the notice. Nothing contained in this Section 2.3(b) of these Bylaws shall be construed as limiting, fixing or affecting the time when a meeting of shareholders called by action of the Board of Directors may be held.

        2.4.    NOTICE OF SHAREHOLDERS' MEETINGS.

        (a)   Written notice of each annual or special meeting of shareholders shall be sent or otherwise given in accordance with Section 2.5(a) of these Bylaws to each shareholder entitled to vote at the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intend to present for action by the shareholders, provided, however, that subject to the provisions of Subsection 601(f) of the California Corporations Code, any proper matter may be presented at the annual meeting for such action. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, the Board of Directors intends to present for election.

        (b)   The notice given pursuant to Section 2.4(a) of these Bylaws shall also state the general nature of any proposed action to be taken at any meeting for approval of:

          (i)    a contract or transaction in which a director has a material financial interest, pursuant to Section 310 of the California Corporations Code;

          (ii)   an amendment of the Articles of Incorporation, pursuant to Section 902 of that Code;

          (iii)  a reorganization of the corporation, pursuant to Section 1201 of that Code;

          (iv)  a voluntary dissolution of the corporation, pursuant to Section 1900 of that Code; or

          (v)   a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code.

        2.5.    MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

        (a)   Notice of any meeting of shareholders shall be given either personally, by first-class mail, or by telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if either (i) sent by first class mail to that shareholder at the corporation's principal executive office, or (ii) published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time it is personally delivered to the recipient or is deposited in the mail or is delivered to a common carrier for transmission to the recipient, or actually transmitted to the recipient by the person giving the notice by electronic means.

        (b)   If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, any future notice shall be deemed to have been duly given without further mailing if it shall be available to the shareholder on written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice to all other shareholders.

        (c)   An affidavit of the mailing or other means of giving any notice of any meeting of shareholders shall be executed by the Secretary, Assistant Secretary, or any transfer agent of the corporation giving the notice, and shall be filed and maintained in the minute book of the corporation.

        2.6.    QUORUM.    The presence in person or by proxy of holders of a majority of the shares entitled to vote shall constitute a quorum at any meeting of the shareholders. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        2.7.    ADJOURNED MEETING; NOTICE.

        (a)   Any meeting of shareholders, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy, but in the absence of a quorum, no other business may be transacted at that meeting, except as provided in Section 2.6 of these Bylaws.

        (b)   When any annual or special meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which such adjournment is taken; provided, however, that when any meeting of shareholders is adjourned for more than forty-five (45) days or, if after adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 2.4(a) and 2.5(a) of these Bylaws. The shareholders may transact any business which might have been transacted at the original meeting at any adjourned meeting.

        2.8.    VOTING.

        (a)   The shareholders entitled to notice of any meeting and to vote at any such meeting shall be determined in accordance with the provisions of Section 2.11 of these Bylaws, subject to the provisions of Sections 702 through 704, inclusive, of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of the corporation, or in joint ownership). The shareholders' vote may be by voice vote or by ballot; provided, however, that all elections for directors must be by ballot upon demand by a shareholder at the meeting and before the voting begins. On any matter other than the election of directors, any shareholder may vote part of the shareholder's shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares that the shareholder is entitled to vote. Except as provided in Section 2.6 of these Bylaws, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter (other than the election of directors) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the California Corporations Code or by the Articles of Incorporation.

        (b)   At a shareholders's meeting at which the directors are to be elected, no shareholder shall be entitled to cumulate votes (i.e., cast for any one or more candidates a number of votes greater than the number of the shareholders' shares) unless the candidates' names have been placed in nomination prior to commencement of the voting and a shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such a notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Votes against a candidate and votes withheld shall have no legal effect.

        2.9.    WAIVER OF NOTICE OR CONSENT BY ABSENT SHAREHOLDERS.

        (a)   The actions taken at any meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice, the consent to the holding of the meeting or the approval of the minutes need not specify either the business to be transacted or the purpose of any annual or special meeting of shareholders, except that if action is taken or proposed to be taken for approval of any of those matters specified in Section 2.4(b) of these Bylaws or

Section 601(f) of the California Corporations Code, the waiver of notice or the consent to the holding of the meeting or the approval of the minutes thereof shall state the general nature of the proposal. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        (b)   Attendance by a person at a meeting shall also constitute a waiver of notice of and presence at that meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California Corporations Code to be included in the notice but not so included, if that objection is expressly made at the meeting.

        2.10.    SHAREHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

        (a)   Any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present or voted. In the case of the election of directors, such a consent shall be effective only if signed by the holders of all outstanding shares entitled to vote for the election of directors; provided, however, that a director may be elected at any time to fill a vacancy on the Board of Directors that has not been filled by the directors by the written consent of the holders of a majority of the outstanding shares entitled to vote for the election of directors. All such consents shall be filed with the Secretary of the corporation and shall be maintained in the corporate records. Any shareholder giving a written consent, or the shareholder's proxy holder or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the Secretary of the corporation before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.

        (b)   If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the corporate action approved by the shareholders without a meeting. This notice shall be given in the manner specified in Section 2.5 of these Bylaws. In the case of approval of (i) contracts or transactions in which a director has a material financial interest, pursuant to Section 310 of the California Corporations Code, (ii) indemnification of agents of the corporation, pursuant to Section 317 of that Code, (iii) a reorganization of the corporation, pursuant to Section 1201 of that Code, and (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, pursuant to Section 2007 of that Code, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

        2.11.    RECORD DATE FOR SHAREHOLDER NOTICE, VOTING, AND GIVING CONSENTS.

        (a)   For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days before any such action without a meeting, and in this event only shareholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record dated, except as otherwise provided in the California Corporations Code.

        (b)   If the Board of Directors does not so fix a record date:

          (i)    The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the end of business on the business day next preceding the day on which notice is given; or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

          (ii)   The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting when no prior action by the Board of Directors has been taken shall be the day on which the first written consent is given.

          (iii)  The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting when prior action of the Board has been taken shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to that prior action, or the sixtieth (60th) day before the date such written consent to corporate action without a meeting is requested, whichever is later.

        2.12.    PROXIES.    Every person entitled to vote shares has the right to do so either in person or by one or more agents authorized by a written proxy signed by the person entitled to vote shares and filed with the Secretary of the corporation. A proxy shall be deemed signed if the shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the shareholder or the shareholder's attorney in fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the corporation stating that the proxy is revoked, or by a subsequent proxy executed by the person executing the prior proxy and presented at the meeting, or, as to any meeting, by attendance at such meeting and voting in person by the person executing the proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy, unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Sections 705(e) and 705(f) of the California Corporations Code.

        2.13.    INSPECTORS OF ELECTION.

        (a)   Before any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or any adjournment thereof. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

        (b)   The duties of the inspectors shall be as prescribed by Section 707(b) of the California Corporations Code and shall include:

          (i)    determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies;

          (ii)   receiving votes, ballots, or consents; hearing and determination of all challenges and questions in any way arising in connection with the right to vote;

          (iii)  counting and tabulating all votes or consents;

          (iv)  determining when the polls shall close;

          (v)   determining the result; and

          (vi)  doing any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

If there are three (3) inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act or certificate of all.

3.     DIRECTORS.

        3.1.    POWERS.

        (a)   Subject to the provisions of the California Corporations Code and any limitations in the Articles of Incorporation and these Bylaws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the director of the Board of Directors.

        (b)   Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the Board of Directors shall have the power and authority to:

          (i)    Select and remove all officers, agents, and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation of the corporation or these Bylaws, fix their compensation, and require from them security for faithful service.

          (ii)   Change the principal executive office or the principal business office in the State of California from one location to another; cause the corporation to be qualified to do business in any other state, territory, dependency, or foreign country and conduct business within or outside the State of California; and designate any place within or without the State of California for the holding of any shareholders' meeting or meetings, including annual meetings;

          (iii)  adopt, make and use a corporate seal, and prescribe the forms of certificates of stock, and alter the form of such seal and of such certificates;

          (iv)  Authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful, in consideration of money paid, labor done or services actually rendered, debts or securities cancelled or tangible or intangible property actually received.

          (v)   Borrow money and incur indebtedness for the purposes of the corporation, and cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, or other evidences of debt or securities therefor.

        3.2.    NUMBER AND QUALIFICATION.    The authorized number of directors shall be 2 until changed by a duly adopted amendment to the Articles of Incorporation of the corporation or by an amendment to this Bylaw adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

        3.3.    ELECTION AND TERM OF OFFICE.    directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. If any annual meeting is not held or if directors are not elected at any annual meeting, directors may be elected at any special meeting of shareholders subsequently held for that purpose. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until successor has been elected and qualified.

        3.4.    VACANCIES.

        (a)   A vacancy in the board of directors shall be deemed to exist:

          (i)    if a Director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in Sections 303 or 304 of the California Corporations Code;

          (ii)   if the Board of Directors declares vacant the office of a Director who has been convicted of a felony or declared of unsound mind by an order of court;

          (iii)  if the authorized number of directors is increased; or

          (iv)  if at any shareholders' meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.

        (b)   Any director may resign effective on giving written noticed to the chairman of the board, the president, the secretary, or the Board of Directors, unless the notice specifies a later effective date. If the resignation is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

        (c)   Except for a vacancy caused by the removal of a director, vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that a vacancy created when the Board of Directors declares the office of a director vacant as provided in Section 3.4(a)(ii) of these Bylaws may be filled by the Board of Directors.

        (d)   The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

        (e)   The term of a Director elected to fill a vacancy shall run until the next annual meeting of shareholders and until a successor has been elected and qualified.

        3.5.    PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.    Regular or special meetings of the Board of Directors shall be held at any place within or outside the State of California which has been designated from time to time by resolution of the Board. In the absence of such a designation, regular or special meetings shall be held at the principal executive office of the corporation. Special meetings of the Board of Directors shall be held at any place within or outside the State of California that has been designated in the notice of the meeting or, if not stated in the notice or if there is no notice, at the principal executive office of the corporation. Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all directors participating in the meeting can hear one another. Participation in such a telephonic meeting constitutes presence in person at such meeting.

        3.6.    REGULAR MEETINGS.    Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, any desired election of officers, and the transaction of other business. Other regular Meetings of the Board of Directors may be held at such times as shall from time to time be fixed by the Board of Directors. Such regular meetings may be held without notice.

        3.7.    SPECIAL MEETINGS.

        (a)   Special meetings of the Board of Directors may be called for any purpose or purposes at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two directors.

        (b)   Notice of the time and place of special meetings shall be delivered personally or by telephone, telegram, telex, or other similar means of communication to each director or sent by mail addressed to each director at that director's address as it is shown on the records of the corporation. In case the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, telegram, telex, or other similar means of communication, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Notice by mail shall be deemed to have been given at the time written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission to the recipient, or actually transmitted by the person giving notice by electronic means to the recipient. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director whom the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the corporation.

        3.8.    QUORUM.    A majority of the authorized number of directors shall constitute a quorum for the transaction of business, except to adjourn a meeting of the Board of Directors as provided in Section 3.10 of these Bylaws. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act or decision of the Board of Directors, subject to the provisions of Section 310 of the California Corporations Code (as to approval of contracts or transactions in which a director has a material financial interest), Section 311 of that Code (as to appointment of committees), and Section 317(e) of that Code (as to the indemnification of directors). A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

        3.9.    WAIVER OF NOTICE.    The actions taken at any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any director who attends the meeting without protesting before or at its commencement the lack of notice to that director.

        3.10.    ADJOURNMENT.    A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.

        3.11.    NOTICE OF ADJOURNMENT.    Notice of the time and place of holding an adjourned meeting need not be given, unless the meeting is adjourned for more than twenty-four (24) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 3.7(b) of these Bylaws, to the directors who are not present at the time of the adjournment.

        3.12.    ACTION WITHOUT MEETING.    Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all of the members of the Board of Directors shall individually or collectively consent in writing to that action. Such action by written consent shall have the same force and effect as the unanimous vote of such directors. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors.

        3.13.    FEES AND COMPENSATION OF DIRECTORS.    directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses as may be fixed or determined by the Board of Directors. This Section 3.13 shall not be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee or otherwise, and receiving compensation for such other services.

4.     COMMITTEES.

        4.1.    COMMITTEES OF DIRECTORS.    The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. Any committee, to the extent provided in the resolution of the Board of Directors, shall have all the authority of the Board of Directors, except with respect to:

          (a)   the approval of any action which, under the California Corporations Code, also requires shareholders' approval or approval of the outstanding shares;

          (b)   the filling of vacancies on the Board of Directors or in any committee;

          (c)   the fixing of compensation of the directors for serving on the Board or on any committee;

          (d)   the amendment or repeal of Bylaws or the adoption of new Bylaws;

          (e)   the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          (f)    the distribution to the shareholder of the corporation, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

          (g)   the appointment of any other committees of the Board of Directors or the members of these committees.

        4.2.    MEETINGS AND ACTION OF COMMITTEES.    Meetings and action of committees shall be governed by, and held and taken in accordance with, the provisions of Sections 3.5 (place of meetings and meetings by telephone), 3.6 (regular meetings), 3.76 (special meetings), 3.8 (quorum), 3.9 (waiver of notice), 3.10 (adjournment), and 3.12 (action without meeting) of these Bylaws, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee; special meetings of committees may also be called by resolution of the Board of Directors; and notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committees. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

5.     OFFICERS.

        5.1.    OFFICERS.    The officers of the corporation shall be a President, a Secretary, and a Chief Financial Officer. The corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Financial Officers, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws. Any number of offices may be held by the same person.

        5.2.    ELECTION OF OFFICERS.    The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or 5.5 of these Bylaws shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under any contract of employment.

        5.3.    SUBORDINATE OFFICERS.    The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.

        5.4.    REMOVAL AND RESIGNATION OF OFFICERS.

        (a)   Subject to the rights, if any, of an officer under any written contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting of the board of directors, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power of removal may be conferred by the board of directors.

        (b)   Any officer may resign at any time by giving written notice to the corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.

        5.5.    VACANCIES IN OFFICES.    A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

        5.6.    CHAIRMAN OF THE BOARD.    The chairman of the board, if such an officer be elected, shall, if present, preside at meetings of the board of directors and exercise and perform such other powers and duties as may be assigned to him from time to time by the board of directors or prescribed by the Bylaws. If there is no President, the Chairman of the Board shall, in addition, be the chief executive officer of the corporation and shall have the powers and duties prescribed in Section 5.7 of these Bylaws.

        5.7.    PRESIDENT.    Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, he shall preside at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

        5.8.    VICE PRESIDENTS.    In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Directors or, if not ranked, a Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chairman of the Board, the President or the Bylaws.

        5.9.    SECRETARY.

        (a)   The Secretary shall keep or cause to be kept at the principal executive office of the corporation or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of directors, committees of directors, and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at directors' meetings or committee meetings, the number of shares present or represented at shareholders' meetings, and the proceedings of the meetings.

        (b)   The Secretary shall keep, or cause to be kept, at the principal executive office of the corporation or at the office of the corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a share register, or a duplicate share register, showing the names of all shareholders and their addresses, the number and classes of shares held by each, and the number and date of cancellation of every certificate surrendered for cancellation.

        (c)   The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given, and he shall keep the seal of the corporation, if one be adopted, in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

        5.10.    CHIEF FINANCIAL OFFICER.

        (a)   The Chief Financial Officer of the corporation shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall be open to inspection by any Director at all reasonable times.

        (b)   The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

6.     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

        The corporation shall be required to indemnify its directors, officers, employees and agents only to the extent required by the California Corporations Code. The Board of Directors may, in its discretion, provide by resolution that the corporation will indemnify some or all of its directors, officers, employees or other agents against some or all expenses, judgments, fines, settlements and other amounts actually and reasonable incurred in connection with any proceeding arising by reason of the fact any such person is or was a Director, officer, employee or agent of the corporation, and the Board of Directors may, in its discretion, further provide that the corporation will advance to any such Director, officer, employee or agent expenses incurred in defending any such proceeding, but only to the maximum extent permitted by that Code. Likewise, the Board of Directors may in its discretion refuse to provide for such indemnification or advance of expenses except to the extent such indemnification is mandatory under that Code.

7.     RECORDS AND REPORTS.

        7.1.    MAINTENANCE AND INSPECTION OF SHARE REGISTER.

        (a)   The corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each shareholder.

        (b)   A shareholder or shareholders of the corporation holding at least 5% in the aggregate of the outstanding voting shares of the corporation may (i) inspect and copy the records of shareholders, including, but not limited to, names, addresses and shareholdings, during usual business hours on five (5) days prior written demand on the corporation, and (ii) obtain from the transfer agent of the corporation, on written demand and on the tender of such transfer agent's usual charges for such list, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which that list has been compiled or as of a date specified by the shareholder after the date of demand. This list shall be made available to any such shareholder by the transfer agent five working (5) days after the demand is received, or the date specified in the demand as the date as of which the list is to be compiled, whichever is later. The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder's interest as a shareholder or as the holder of a voting trust certificate. Any inspection and copying under this Section 7.1(b) of these Bylaws may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

        7.2.    MAINTENANCE AND INSPECTION OF BYLAWS.    The corporation shall keep at its principal executive office or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of these Bylaws as amended to date, which Bylaws shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in the State of California, the secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of these Bylaws as amended to date.

        7.3.    MAINTENANCE AND INSPECTION OF OTHER CORPORATE RECORDS.    The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and any committee or committees of the Board of Directors shall be kept at such place or places designated by the Board of Directors, or, in the absence of such designation, at the principal executive office of the corporation. The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form. The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate, at any reasonable time during usual business hours, for a purpose reasonably related to the holder's interests as a shareholder or as the holder of a voting trust certificate. The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts. These rights of inspection shall extend to the records of each subsidiary corporation of the corporation.

        7.4.    INSPECTION BY DIRECTORS.    Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations. a This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

        7.5.    ANNUAL REPORT TO SHAREHOLDERS.    The annual report to shareholders referred to in Section 1501 of the California Corporations Code is hereby expressly dispensed with, but nothing herein shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders of the corporation as they consider appropriate.

        7.6.    FINANCIAL STATEMENTS.

        (a)   A copy of any annual financial statement and any income statement of the corporation for each quarterly period of each fiscal year, and any accompanying balance sheet of the corporation as of the end of each such period, that has been prepared by the corporation shall be kept on file in the principal executive office of the corporation for twelve (12) months and each such statement shall be exhibited at all reasonable times to any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.

        (b)   If no annual report for the last fiscal year has been sent to shareholders, the corporation shall, upon the written request of any shareholder made more than one hundred twenty (120) days after the close of that fiscal year, deliver or mail to that shareholder, within thirty (30) days after the request, a balance sheet as of the end of the fiscal year and an income statement and statement of charges in financial position in that year.

        (c)   If a shareholder or shareholders holding at least 5% of the outstanding shares of any class of stock of the corporation makes a written request to the corporation for an income statement of the corporation for the three-month or nine-month period of the then-current fiscal year ended more than thirty (30) days before the date of the request, and a balance sheet of the corporation as of the end of that period, and, in addition, if no annual report for the last fiscal year has been sent to shareholders, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year, the Chief Financial Officer shall cause such statements to be prepared, if not already prepared, and shall personally deliver or mail such statement or statements to the person making the request within thirty (30) days after the receipt of the request.

        (d)   The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the corporation, or by the certificate of an authorized officer of the corporation that the financial statements were prepared without audit from the books and records of the corporation.

        7.7.    ANNUAL STATEMENT OF GENERAL INFORMATION.    Each year, during the calendar month in which its original articles were filed or in any of the immediately preceding five (5) calendar months, the corporation shall file with the Secretary of State of California, on the prescribed form a statement setting forth the names and complete business or residence addresses of all incumbent directors, the number of vacancies on the Board of Directors, if any, the names and complete business or residence addresses of the Chief Executive Officer, Secretary, and Chief Financial Officer, the street address of its principal executive office or principal business office in the State of California, and the general type of business constituting the principal business activity of the corporation, together with a designation of the agent of the corporation for the purpose of service of process, all in compliance with Section 1502 of the California Corporations Code.

8.     GENERAL CORPORATE MATTERS.

        8.1.    RECORD DATE FOR PURPOSES OTHER THAN NOTICE AND VOTING.    For purposes of determining the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action (other than action by shareholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action, and in that case only shareholders of record on the date so fixed are entitled to receive the dividend, distribution, or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the California Corporations Code. If the Board of Directors does not so fix a record date, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the board adopts the applicable resolution or the sixtieth (60) day before the date of that action, whichever is later.

        8.2.    CHECKS, DRAFTS AND EVIDENCES OF INDEBTEDNESS.    All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

        8.3.    CORPORATE CONTRACTS AND INSTRUMENTS; HOW EXECUTED.    The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

        8.4.    CERTIFICATE FOR SHARES.    A certificate or certificates for shares of the capital stock of the corporation shall be issued to each shareholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid on the certificates. All certificates shall be signed in the name of the corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Chief Financial Officer or any Assistant Financial Officer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

        8.5.    LOST CERTIFICATES.    Except as provided in this Section 8.5 of these Bylaws, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the corporation and cancelled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board may require, including provision for indemnification of the corporation secured by a bond or other adequate security sufficient to protect the corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

        8.6.    REPRESENTATION OF SHARES OF OTHER CORPORATIONS.    The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the corporation. The authority granted to these officers to vote or represent on behalf of the corporation any and all shares held by the corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

        8.7.    REIMBURSEMENT OF CORPORATION IF PAYMENT NOT TAX DEDUCTIBLE.    If all or part of the compensation, including expenses, paid by the corporation to a Director, officer, employee, or agent is finally determined not to be allowable to the corporation as a federal or state income tax deduction, the director, officer, employee, or agent to whom the payment was made shall repay to the corporation the amount disallowed. The Board of Directors shall enforce repayment of each such amount disallowed by the taxing authority.

        8.8.    CONSTRUCTION AND DEFINITIONS.    Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the California Corporations Code shall govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the masculine gender includes the feminine and neuter, and the term "person" includes both a corporation and a natural person.

9.     AMENDMENTS.

        9.1.    AMENDMENTS BY SHAREHOLDERS.    New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that if the Articles of Incorporation of the corporation set forth the number of authorized directors of the corporation, the authorized number of directors may be changed only by an amendment of the Articles of Incorporation.

        9.2.    AMENDMENT BY DIRECTORS.    Subject to the rights of the shareholders as provided in Section 9.1 of these Bylaws, Bylaws, other than a Bylaw or an amendment of a Bylaw changing the authorized number of directors, may be adopted, amended, or repealed by the Board of Directors.

QuickLinks

  Exhibit 3.74
BYLAWS OF MEDISCO PHARMACIES, INC.